Exhibit 99.2

Genesis Energy, L.P. Prices Public Offering of Common Units

HOUSTON — (BUSINESS WIRE) — Genesis Energy, L.P. (NYSE: GEL) today announced the pricing of a registered underwritten public offering of 9,000,000 common units representing limited partner interests at $43.77 per common unit. We granted the underwriters a 30-day option to purchase up to 1,350,000 additional common units from us. We intend to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, to fund a portion of the purchase price for our recently announced pending acquisition of the offshore pipeline and services business of Enterprise Products Operating LLC and its affiliates. We intend to use any remaining net proceeds for general partnership purposes, including funding acquisitions (including organic growth projects) or repaying a portion of the borrowings outstanding under our revolving credit facility. If the acquisition does not close, we intend to use all of the net proceeds, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, for general partnership purposes, including funding acquisitions (including organic growth projects) or repaying a portion of the borrowings outstanding under our revolving credit facility. The offering is expected to settle and close on July 22, 2015, subject to customary closing conditions.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Deutsche Bank Securities, Barclays, Credit Suisse, UBS Investment Bank, Raymond James, RBC Capital Markets, and BMO Capital Markets are acting as joint book-running managers for the offering and Baird, Oppenheimer & Co. and Janney Montgomery Scott are acting as co-managers. A copy of the final prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:

Wells Fargo Securities
Attn: Equity Syndicate Dept.	BofA Merrill Lynch
375 Park Avenue	222 Broadway, New York, NY 10038
New York, NY 10152	Attn: Prospectus Department
Phone: (800) 326-5897	email: dg.prospectus_requests@baml.com
Email: cmclientsupport@wellsfargo.com

Citigroup	Deutsche Bank Securities
c/o Broadridge Financial Solutions	Attn: Prospectus Group
1155 Long Island Avenue	60 Wall Street
Edgewood, New York 11717	New York, NY 10005
Phone: 1-800-831-9146	Telephone: (800) 503-4611
Email: prospectus@citi.com	Email: prospectus.cpdg@db.com

Barclays	Credit Suisse
c/o Broadridge Financial Solutions	Attn: Prospectus Department
1155 Long Island Avenue	One Madison Avenue
Edgewood, NY 11717	New York, NY 10010
Phone: 1-888-603-5847	Telephone: (800) 221-1037
Email: barclaysprospectus@broadridge.com	Email: newyork.prospectus@credit-suisse.com

UBS Investment Bank	Raymond James
Attn: Prospectus Dept.	Attn: Equity Syndicate
1285 Avenue of the Americas	880 Carillon Parkway
New York, NY 10019	St. Petersburg, FL 33716
Phone: (888) 827-7275	Phone: (800) 248-8863
Email: prospectus@raymondjames.com

RBC Capital Markets	BMO Capital Markets
200 Vesey Street, 8th Floor	3 Times Square, 27th Floor
New York, NY 10281-8098	New York, NY 10036
Attention: Equity Syndicate	Attention: Equity Syndicate Department
Phone: 877-822-4089	Phone: (800) 414-3627
Email: equityprospectus@rbccm.com	Email: bmoprospectus@bmo.com

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, each of which is part of our effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include onshore and offshore pipeline transportation, refinery services, marine transportation and supply and logistics. Genesis’ operations are primarily located in Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved, including statements regarding our ability to close the offering successfully and to use the net proceeds as indicated above. Actual results may vary materially. We undertake no obligation to publicly update or revise any forward-looking statement.

Contact:

Genesis Energy, L.P.

Bob Deere, 713-860-2516

Chief Financial Officer